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National CineMedia, Inc. Provides Fiscal
Second Quarter 2008 Update

Centennial, CO - June 11, 2008 - National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 42.3% of National CineMedia, LLC (NCM LLC), the operator of the largest digital in-theatre network in North America, today announced the following financial guidance for the second fiscal quarter ending June 26, 2008.

  Total revenue between $83 million and $86 million

  Adjusted OIBDA between $38 million and $40 million

Kurt Hall, Chairman and CEO of National CineMedia, stated, "As we communicated previously in our first quarter earnings conference call, several factors are impacting our second quarter national revenue growth, including sluggish demand in the TV scatter market, our decision to pass on several opportunities with unacceptably low cost per thousand (or CPM), and the effect of one of our founding member theatre circuits reducing their beverage advertising time from 90 to 60 seconds. As a result, we continue to anticipate that a higher percentage of our annual revenue and operating income will be recorded in the second half of the year than has historically been the case. This is especially true with respect to the fourth quarter, as we fully integrate AMC Loews theatres and other new network affiliates, benefit from the 53-week fiscal year and begin to sell the previously mentioned beverage advertising unit during the historically high demand months of the holiday season. We believe that the continued expansion of our client base and improvement in the scale and higher quality of our network positions us well for the second half of 2008 and beyond."

The Company expects to release its full second quarter results in early August 2008 at which time third quarter and annual guidance for 2008 will be provided.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties today at 5:00 P.M. Eastern time. The live call can be accessed by dialing (888) 710-4016 or for international participants (913) 312-1401. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, June 25, 2008, by dialing (888) 203-1112 or for international participants (719) 457-0820, and entering passcode 4395574.

Non-GAAP Information

Operating Income Before Depreciation and Amortization (OIBDA) and Adjusted OIBDA are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. OIBDA represents operating income (loss) before depreciation and amortization expense. Adjusted OIBDA excludes from OIBDA non-cash severance plan costs, share based payment costs and deferred stock compensation. These non-GAAP financial measures are used by management to evaluate operating performance and to forecast future results. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company's management, helps improve their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have may have different depreciation and amortization policies, non-cash share based compensation programs, or tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company's non-cash severance plan costs, share based payment costs and deferred stock compensation. OIBDA or Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

In the past, the Company has provided EBITDA (earnings before interest, tax and depreciation and amortization expense) and Adjusted EBITDA non-GAAP financial measures, which are most directly comparable to net income. However, the Company's reconciliation for EBITDA made adjustments for items such as income taxes, minority interest and interest expense, which are not part of operating income, therefore OIBDA and EBITDA yield the same results. This calculation methodology change was made to make it easier for the Company to provide a reconciliation of any subsequent changes that are made to quarterly guidance as required by SEC rules.

About National CineMedia, Inc.

NCM LLC operates the largest digital in-theatre network in North America through long-term agreements with its founding members, AMC Entertainment Inc., Cinemark USA Inc. (NYSE: CNK) and Regal Entertainment Group (NYSE: RGC), the three largest theatre operators in the U.S., and through multi-year agreements with several other theatre operators. NCM LLC produces and distributes its FirstLook pre feature program; cinema and lobby advertising products; comprehensive meeting and event services and other entertainment programming content. NCM LLC's national network includes over 17,000 screens of which over 14,500 are part of the Company's Digital Content Network (DCN). NCM LLC's network covers 170 Designated Market Areas® (49 of the top 50). During 2007, approximately 685 million patrons attended movies shown in theatres currently included in our network. National CineMedia, Inc. (NASDAQ: NCMI) owns a 42.3% interest in and is the managing member of NCM LLC.

Forward Looking Statements

This press release contains various forward-looking statements that reflect management's current expectations or beliefs regarding future events, including statements regarding guidance and the dividend policy. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) the level of expenditures on cinema advertising; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) popularity of major motion picture releases and level of theatre attendance; 5) shifts in population and other demographics that affect theatre attendance; 6) our ability to renew or replace expiring advertising and content contracts; 7) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 8) fluctuations in operating costs; 9) changes in interest rates, and 10) changes in accounting principles. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; unidentified restructuring charges; sales and acquisitions of operating assets and investments; any future noncash impairments of goodwill, intangible and fixed assets; amounts related to securities litigation; or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company's Securities and Exchange Commission filings for further information about these and other risks.

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Messmer	Lauren Leff
800-844-0935	303-957-1709
investors@ncm.com	lauren.leff@ncm.com

NATIONAL CINEMEDIA, INC.

Non-GAAP Reconciliation

Unaudited ($ in millions)

The following table reconciles operating income to OIBDA and Adjusted OIBDA for the period presented:

	Quarter Ending June 26, 2008
	Low	High
Operating Income	$34.0	$35.0
Depreciation and amortization	3.1	3.8
OIBDA	$37.1	$38.8
Severance plan costs	0.1	0.2
Share-based compensation costs (1)	0.8	1.0
Adjusted OIBDA	$38.0	$40.0
Total Revenue	$83.0	$86.0

  Share-based payment costs are included in network operations, selling and marketing and administrative expense in the Company's financial statements.